Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 11, 1998 on the financial statements of Savannah Electric and Power Company, included in this Form 8-K, into Savannah Electric and Power Company's previously filed Registration Statement File Nos. 33-52509 and 333-46171.




/s/Arthur Andersen LLP
   Atlanta, Georgia
   February 26, 1998